Exhibit 10.1

Strictly Confidential

April 16, 2025

Catheter Precision, Inc.

1670 Highway 160 West

Suite 205

Fort Mill SC 29708

Attention: David A Jenkins Chief Executive Officer

AMENDMENT TO INVESTMENT BANKING AGREEMENT

Dear Mr. Jenkins:

Reference is made to that certain Investment Banking Agreement ("Original Agreement") dated May 9, 2024, by and between Ladenburg Thalmann & Co. Inc. (''Ladenburg") and Catheter Precision, Inc. and its subsidiaries, affiliates, beneficiaries, successors and assigns (collectively, the "Company"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement.

Pursuant to this Amendment to Investment Banking Agreement (this "Amendment"), Ladenburg and the Company hereby agree to amend the Original Agreement as follows:

Section 2 of the Original Agreement is deleted and replaced with the following:

Term of Engagement. The term of our engagement hereunder shall be for a period commencing on the date hereof and expiring on September 30, 2025 (the ''Term"). In the event that Nicholas Stergis ceases to be an employee of Ladenburg during the Term, then (a) this Agreement shall terminate 90 days after his last day as an employee of Ladenburg, unless he continues to manage the engagement under a written agreement with Ladenburg; and (b) the provisions of Paragraph 5 shall have no force or effect. The provisions of Paragraphs 4, 5 and 6 and Exhibit A, which is attached hereto and incorporated herein, shall survive any termination or expiration of this Agreement.

All other provisions or the Original Agreement shall remain unchanged and shall continue in full force and effect. If the foregoing correctly sets forth our agreement, please execute the enclosed copy of this Amendment in the space provided and return it to us.

Very truly yours,

LADENBURG THALMANN & CO. lNC.

By:/s/ Nicholas Stergis
Name: Nicholas Stergis
Title: Managing Director

Confirmed and agreed to this 16th day of April 2025

CATHETER PRECISION, INC.

By: /s/ David A. Jenkins

Name: David A. Jenkins

Title: CEO